     As Filed with the Securities and Exchange Commission on December 5, 1996
                                                    Registration No. 333-_____
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                   Under the
                             SECURITIES ACT OF 1933
                      (Including a Form S-3 Prospectus)(1)
                           __________________________
                            Electro Rent Corporation
             (Exact name of registrant as specified in its charter)

                California                               95-2412961
     (State or other jurisdiction or                   (IRS Employer
      incorporation or organization)                Identification Number)

                            6060 Sepulveda Boulevard
                           Van Nuys, California 91411
               (Address of Principal Executive Office; Zip Code)

                             1996 Stock Option Plan
                           1996 Director Option Plan
                           (Full Title of the Plans)

                                Daniel Greenberg
                            Chief Executive Officer
                            Electro Rent Corporation
                            6060 Sepulveda Boulevard
                           Van Nuys, California 91411
                    (Name and address of agent for service)
                                 (818) 786-2525
                    (Telephone number, including area code,
                             of agent for service)

                                    Copy to:
                              Harold Easton, Esq.
                                Easton & Schiff
                       2029 Century Park East, Suite 2610
                         Los Angeles, California 90067

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
Title of Securities     Amount           Proposed               Proposed           Amount of
    to be                to be       Maximum Offering           Maximum          Registration
  Registered          Registered     Price per share    Aggregate Offering Price     Fee
-----------------------------------------------------------------------------------------------
Common Stock,          350,000          $23.00(2)             $8,050,000           $2,439.40
without par value      shares
===============================================================================================


(1)  Includes shares covered by Registration Statements Nos. 2-70763 and
     33-37693.

(2)  Calculated pursuant to Rule 457(c) under the Securities Act of 1933.

PROSPECTUS

                                 651,323 SHARES


                            ELECTRO RENT CORPORATION

                                  COMMON STOCK

                              (WITHOUT PAR VALUE)
                               __________________


         This Prospectus relates to 651,323 shares of the Common Stock, without par value, of Electro Rent Corporation (the "Company") which may be offered from time to time by certain officers and directors of the Company (the "Selling Shareholders"). The Company will receive no part of the proceeds of such sales but any amounts received by the Company upon the exercise of options, pursuant to which the Selling Shareholders may acquire up to 350,000 shares, will be used for working capital. All expenses incurred in connection with this offering, which expenses are not expected to exceed $7,500 are being borne by the Company.

         The Company has been advised by the Selling Shareholders that they or their successors may sell all or a portion of the shares offered hereby from time to time in the over-the-counter market, in privately negotiated transactions, or otherwise, including sales through or directly to a broker or brokers. Sales will be at prices and terms then prevailing or at prices related to the then current market prices or at negotiated prices. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933. See "Plan of Distribution."

                               __________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               __________________

         The Common Stock of Electro Rent Corporation is traded on Nasdaq National Market System (Symbol: ELRC). On December 2, 1996, the last sale price of the Company's Common Stock on Nasdaq National Market System was $23.00.

                      DOCUMENTS INCORPORATED BY REFERENCE


         The following documents heretofore filed by the Company under the Securities Exchange Act of 1934 with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference.

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996;

         (3) The Company's Registration Statement on Form 8-A dated November 12, 1979; and

         (4) Amendment Number One to the Company's 1996 Stock Option Plan dated November 1, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock under this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Shareholders which is not deemed to be filed under said provisions. Any statement made in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to Electro Rent Corporation, 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512, attention Corporate Secretary, telephone (818) 786-2525.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at 219 South Dearborn Street, Chicago, Illinois 60604 and 75 Park Place, Federal Plaza, New York, New York 10007. Copies of such materials can also be obtained from the Public Reference Section of the Commission at Judicial Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement under the Securities Act of 1933, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits and financial statements and schedules filed therewith or incorporated therein by reference. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or incorporated herein by reference, each statement being qualified in its entirety by such reference. The Registration Statement, including the exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of any and all parts thereof may be obtained from such office after payment of the fees prescribed by the Commission.

         The Company was incorporated in California on December 31, 1965. The Company's offices are located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512, and its telephone number is (818) 786-2625.


                              SELLING SHAREHOLDERS

         The following table shows for the Selling Shareholders, (i) the number and percentage of Common Stock of the Company beneficially owned by them as of November 30, 1996; (ii) the number of shares covered by this Prospectus, and (iii) the percentage of ownership if all shares of Common Stock offered by this Prospectus were sold.




                                                                       Number of
                                                      Number of         Shares         Shares Beneficially
                                 Position               Shares        Covered By          Owned After Sale
        Selling                  With the            Beneficially        This         ----------------------
      Shareholder                Company               Owned(1)      Prospectus(2)     Number    Percent(3)
      -----------                -------            -------------    -------------    --------   ----------
 Daniel Greenberg       Chairman of the Board       2,540,865        142,236         2,398,629    20.07%
                        and Chief Executive
                        Officer
 William Weitzman       President and Chief         461,137          193,500         267,637      2.24%
                        Operating Officer

 Gary B. Phillips       Senior Vice President       95,013           94,875          22,638

 Steven Markheim        Vice President and          67,293           71,250          11,043
                        Secretary
 Craig R. Jones         Vice President and          28,138           28,125          13
                        Chief Financial Officer

 Richard E. Bernosky    Vice President,             12,792           24,125          1,417
                        Product Management
 Dennis M. Clark        Vice President, Sales       7,500            13,125          0
                        -- Western Region

 Thomas A. Curtin       Vice President, Sales       8,625            14,250          0
                        -- Eastern Region

 Gerald D. Barrone      Director                    16,875           17,645          0
 Nancy Y. Bekavac       Director                    15,388           16,132          200

 Joseph J. Kearns       Director                    17,268           17,645          393
 Michael R. Peevey      Director                    2,531            17,645          0

 Will Richeson, Jr.     Director                    1,688            770             1,688


(1) Includes shares underlying options exercisable at November 30, 1996, or within 60 days thereof.

(2)  Includes shares underlying options whether or not exercisable.

(3)  If greater than 1%.



The address of each Selling Shareholder is c/o Electro Rent Corporation, 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512.

                              PLAN OF DISTRIBUTION


         The shares may be sold by the Selling Shareholders or by pledgees, donees, transferees or other successors-in-interest following exercise of the options held by them. Such sales may be made in the over-the-counter market, in privately negotiated transactions, or otherwise, at prices and at terms then-prevailing, at prices related to the then current market price or at negotiated prices. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to consummate the transaction; (b) a purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by a Selling Shareholder may arrange for other brokers or dealers to participate. Any such brokers or dealers will receive commissions or discounts from a Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any gain realized by such a broker or dealer on the sale of shares which it purchases as a principal may be deemed to be compensation to the broker or dealer in addition to any commission paid to the broker by a Selling Shareholder.

         The shares covered by this Prospectus may be sold under Rule 144 instead of under this Prospectus. The Company will not receive any portion of the proceeds of the shares sold by the Selling Shareholders, but will receive funds upon the exercise of the options, which funds, if any, will be used for working capital. There is no assurance that the Selling Shareholders will sell any or all of the shares of Common Stock available under such options.

         The Selling Shareholders have advised the Company that during the time each is engaged in distribution of Common Stock covered by this Prospectus, each will comply with Rules 10b-5 and 10b-6 under the Securities Exchange Act of 1934, and pursuant thereto: (i) will not engage in any stabilization activity in connection with the Company's securities; (ii) will furnish each broker through which Common Stock covered by this Prospectus may be offered the number of copies of this

Prospectus which are required by each broker; and (iii) will not bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the Securities Exchange Act of 1934. All of the Selling Shareholders are "affiliated purchasers" of the Company as defined in Rule 10b-6 and have been further advised that pursuant to Securities Exchange Act Release 34-23611 (September 11, 1986), they must coordinate their sales under this Prospectus with each other and the Company for purposes of Rule 10b-6.


                                    EXPERTS

         The consolidated financial statements of Electro Rent Corporation incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended May 31, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report incorporated therein and herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Arthur Andersen LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in auditing and accounting.

No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
DOCUMENTS INCORPORATED BY REFERENCE . . . . . . . . . . . . . . . . . . .     2

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .     3

SELLING SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . .     3

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . .     5

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6



                            ELECTRO RENT CORPORATION

                                  COMMON STOCK

                         -----------------------------

                                  PROSPECTUS

                         -----------------------------

                                December 2, 1996

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) Prospectus


         The documents containing the information specified in this Part I will be sent or given to participants in the Stock Option Plan as specified by Rule 428(b)(1). Pursuant to the instructions for Form S-8, such documents need not be filed with the Commission either as part of the registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. See Rule 428(a)(1).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

             The Registrant hereby incorporates by reference in this registration statement (the "Registration Statement") the following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Act of 1933, as amended:

             (a) The Registrant's Form 10-K for the fiscal year ended May 31, 1996;

             (b) The Registrant's Form 10-Q for the quarter ended August 31, 1996; and

             (c) The Registrant's Registration Statement on Form 8-A, dated November 12, 1979.

             All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein by the Registrant and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein by the Registrant shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

             Not applicable.

Item 5.  Interests of Named Experts and Counsel

             Not applicable.

Item 6.  Indemnification of Directors and Officers

         (A) Article V of the Restated Articles of Incorporation of the Company provides:

                                       "V

                 "(a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


                  "(b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders."

         (B) Section 317 of the California Corporations Code provides as follows:


                 Section 317. Indemnification of agent of corporation in proceedings or actions.

                               (a)  For the purposes of this section, "agent"
means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (4) of subdivision (e).

                              (b)  A corporation shall have power to indemnify
any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.


                             (c)  A corporation shall have power to indemnify
any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

                  No indemnification shall be made under this subdivision for any of the following:

                           (1)  In respect of any claim, issue or matter as to
which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.


                           (2)  Of amounts paid in settling or otherwise
disposing of a pending action without court approval.

                           (3)  Of expenses incurred in defending a pending
action which is settled or otherwise disposed of without court approval.

                  (d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision (b) or (c) or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

                  (e) Except as provided in subdivision (d), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by any of the following:

                           (1)  A majority vote of a quorum consisting of
directors who are not parties to such proceeding.


                           (2)  If such a quorum of directors is not
obtainable, by independent legal counsel in a written opinion.

                           (3)  Approval of the shareholders (Section 153),
with the shares owned by the person to be indemnified not being entitled to vote thereon.

                           (4)  The court in which the proceeding is or was
pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the corporation.

                  (f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this section. The provisions of subdivision
(a) of Section 315 do not apply to advances made pursuant to this subdivision.

                  (g) The indemnification authorized by this section shall not be deemed exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders while acting in the capacity of a director or officer of the corporation to the extent the additional rights to indemnification are authorized in an article provision adopted pursuant to paragraph (11) of subdivision (a) of Section 204. The indemnification provided by this section for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director or officer of the corporation but not involving breach of duty to the corporation and its shareholders shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles of the corporation. An article provision authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law" or the substantial equivalent thereof shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, paragraph
(11) of subdivision (a) of Section 204 and a provision for additional indemnification as referred to in the second sentence of this subdivision. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this section shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

                  (h) No indemnification or advance shall be made under this section, except as provided in subdivision (d) or paragraph (4) of subdivision
(e), in any circumstances where it appears:

                           (1)  That it would be inconsistent with a provision
of the articles, bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification.

                           (2)  That it would be inconsistent with any
condition expressly imposed by a court in approving a settlement.

                  (i) A corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against that liability under this section. The fact that a corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied: (1) if the articles authorize indemnification in excess of that authorized in this section and the insurance provided by this subdivision is limited as indemnification is required to be limited by paragraph (11) of subdivision (a) of Section 204; or (2)(A) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization, (B) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the corporation that purchased that policy, and (C) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and some unaffiliated person or persons, on the other, such as by providing for more than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

                  (j) This section does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent, as defined in subdivision (a), of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by subdivision (f) of Section 207.

         (C) Section 16 of ARTICLE III of the Company's bylaws contains provisions authorized by Section 317 of the California Corporations Code.

         (D) The Registrant purchases directors' and officers' liability insurance policies insuring Registrant's directors and officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

          5.  Opinion as to legality of securities being registered.

         10.  Amendment Number One to 1996 Stock Option Plan.

         23.  Consent of independent public accountants (Arthur Andersen LLP).

Item 9. Undertakings

         The Registrant hereby undertakes:

             (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

                              (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                             (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


                            (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on the 2nd
day of     December         , 1996.


                                       ELECTRO RENT CORPORATION




                                       By /s/ Daniel Greenberg
                                         --------------------------------
                                         Daniel Greenberg
                                         Chief Executive Officer



                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Daniel Greenberg and/or William Weitzman his true and lawful attorney-in-fact and agent, acting alone or together, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone or together, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

        Signature                    Capacity                 Date
        ---------                    --------                 ----
/s/ Daniel Greenberg       Chief Executive Officer          December 2, 1996
-------------------------  and Chairman of the Board
   Daniel Greenberg



/s/ William Weitzman       President, Chief Operating       December 2, 1996
-------------------------  Officer and Director
   William Weitzman



/s/ Craig R. Jones         Chief Financial Officer         December 2, 1996
-------------------------  (Principal Accounting
   Craig R. Jones           Officer)




/s/ Gerald D. Barrone      Director                         December 2, 1996
-------------------------
   Gerald D. Barrone




/s/ Nancy Y. Bekavac       Director                         December 2, 1996
-------------------------
   Nancy Y. Bekavac



/s/ Joseph J. Kearns       Director                         December 2, 1996
-------------------------
   Joseph J. Kearns




/s/ Michael R. Peevey      Director                         December 2, 1996
-------------------------
   Michael R. Peevey



/s/ Will Richeson, Jr.     Director                         December 2, 1996
-------------------------
   Will Richeson, Jr.

                               INDEX TO EXHIBITS


Exhibit
Number                    Description
-------                   -----------
   5                      Opinion as to legality of securities being registered

  10                      Amendment Number One to 1996 Stock Option Plan


  23                      Consent of independent public accountants (Arthur Andersen LLP)